Registration No.  333-93181
===============================================================================


                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                          POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TEXAS UTILITIES COMPANY
                           (DOING BUSINESS AS TXU CORP)
  ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              TEXAS                                   75-2669310
  ------------------------------------------------------------------------
 (State or other jurisdiction              (I.R.S. Employer Identification
      of incorporation or                                No.)
         organization)


               ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201
  ------------------------------------------------------------------------
                (Address of Principal Executive Offices) (Zip Code)


                            EMPLOYEES' THRIFT PLAN
                                    OF THE
                        TEXAS UTILITIES COMPANY SYSTEM
  ------------------------------------------------------------------------
                            (Full title of the Plan)


ROBERT A. WOOLDRIDGE, ESQ.   PETER B. TINKHAM, ESQ.   ROBERT J. REGER, JR., ESQ.
  Worsham, Forsythe &        Secretary and Assistant    Thelen Reid & Priest LLP
   Wooldridge, L.L.P.             Treasurer               40 West 57th Street
      Energy Plaza               Energy Plaza           New York, New York 10019
   1601 Bryan Street           1601 Bryan Street            (212) 603-2000
  Dallas, Texas 75201         Dallas, Texas 75201
    (214) 979-3000              (214) 812-4600
  ------------------------------------------------------------------------
       (Names, addresses and telephone numbers, including area codes, of agents for service)

                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.


          EXHIBIT
          -------

          5(a)     -- Revised Opinion of Thelen Reid & Priest LLP.

          5(b)     -- Revised Opinion of Worsham, Forsythe & Wooldridge,
                      L.L.P.

          23(c)    -- Consents of Thelen Reid & Priest LLP and Worsham,
                      Forsythe & Wooldridge, L.L.P. are contained in Exhibits 5(a) and 5(b), respectively.

                                   SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK, ON THE 22ND DAY OF DECEMBER, 1999.

                                       TEXAS UTILITIES COMPANY
                                       (DOING BUSINESS AS TXU CORP)

                                        By  /s/ Robert J. Reger,  Jr.
                                          ------------------------------
                                             (Robert J. Reger, Jr.
                                               Attorney-in-Fact)

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

    SIGNATURE                                 TITLE                     DATE
       ---------                              -----                     ----

/s/  Erle Nye*                       Principal Executive       December 22, 1999
-------------------------------
(Erle Nye, Chairman of the Board     Officer and Director
and Chief Executive)


/s/  Michael J. McNally*             Principal Financial       December 22, 1999
-------------------------------
(Michael J. McNally, Executive Vice  Officer
President and Chief Financial Officer)


/s/  Jerry W. Pinkerton*             Principal Accounting      December 22, 1999
-------------------------------
(Jerry W. Pinkerton, Controller)     Officer



D. C. BONHAM*, J. S. FARRINGTON*,
WILLIAM M. GRIFFIN*,  KERNEY LADAY*,
MARGARET N. MAXEY*,  JAMES A. MIDDLETON*,    --  Directors     December 22, 1999
J. E. OESTERREICHER*, CHARLES R. PERRY*,
HERBERT H. RICHARDSON*




*By  /s/ Robert J. Reger,  Jr.                                 December 22, 1999
   ----------------------------
      (Robert J. Reger, Jr.
         Attorney-in-Fact)

         THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE EMPLOYEES' THRIFT PLAN COMMITTEE OF THE EMPLOYEES' THRIFT PLAN OF THE TEXAS UTILITIES COMPANY SYSTEM HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND THE STATE OF NEW YORK, ON THE 22ND DAY OF DECEMBER, 1999.


                                       EMPLOYEES' THRIFT PLAN OF THE
                                       TEXAS UTILITIES COMPANY SYSTEM

                                       By  /s/ Robert J. Reger,  Jr.
                                         -------------------------------
                                          (Robert J. Reger, Jr.
                                             Attorney-in-Fact)

                                  EXHIBIT INDEX


          EXHIBIT
          -------

          5(a)     -- Revised Opinion of Thelen Reid & Priest LLP.

          5(b)     -- Revised Opinion of Worsham, Forsythe & Wooldridge, L.L.P.

          23(c)    -- Consents of Thelen Reid & Priest LLP and Worsham, Forsythe
                      & Wooldridge, L.L.P. are contained in Exhibits 5(a) and 5(b), respectively.